UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

British Columbia	1000	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6411 Imperial Avenue, West Vancouver, British Columbia, Canada, V7W 2J5
(604) 921-7570
(Address and telephone number of principal executive offices)

Golden Queen Mining Co. Inc.
3600 Far East Avenue, Mojave, California, 93501
(661) 824-1054
(Address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.
[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filed [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares	2,500,000(1)	$2.84	$7,100,000	$813.66

(1) Represents common shares that were acquired by selling shareholders upon exercise of warrants on November 30, 2011.
(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The price per share is based upon market price of the Company’s common shares as at December 7, 2011 .

This registration statement also covers additional common shares that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

2

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

PROSPECTUS

GOLDEN QUEEN MINING CO. LTD.

2,500,000 Common Shares
that may be offered for sale by Selling Shareholders

We are registering 2,500,000 common shares of Golden Queen Mining Co. Ltd. that may be offered for sale by the selling shareholders named herein.  The shares that may be sold hereunder consist of 2,500,000 of our common shares that were issued to the selling shareholders upon exercise of outstanding warrants on November 30, 2011.  We will receive no proceeds from the sale of the shares by the selling shareholders, however we received C$4,687,500 from the exercise by the selling shareholders of the warrants.

Our common shares are listed on the Toronto Stock Exchange (TSX) and trade under the symbol “GQM”. On December 7, 2011, the closing sale price of our common stock on the TSX was CAD$2.99 per share. Certain trading information on our common shares is also provided on the Pink Sheets quotation service under the symbol “GQMNF”. On December 7, 2011, the last sale price of our common shares quoted on the Pink Sheets was $2.9572 per share.

YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED BEGINNING ON PAGE 4 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 7, 2011.

SUMMARY INFORMATION

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the Shares we or our selling shareholders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus.

Golden Queen Mining Co. Ltd.

We are a precious metals exploration company. Our key asset is our Soledad Mountain project, an advanced stage gold and silver exploration property. The Soledad Mountain project is located in the Mojave Mining District of Kern County, California. We acquired our initial interest in the property in 1986 and have since acquired additional property interests in the area. Presently the property on which the project is located consists of 2,500 acres, of which the project area consists of 1,228 acres.

Our primary objective is to develop the Soledad Mountain project into an operating gold and silver mine and we are dedicating almost all of our management and financial resources to this objective. We do not hold any other exploration or development stage mineral properties. We released the results of an updated feasibility study for the Project in a news release on April 6, 2011. The feasibility study was prepared by a Vancouver-based independent consulting engineering firm and indicates robust economics with a range of gold and silver prices. We are currently evaluating alternatives for financing the Project. A feasibility study was previously prepared by a Tucson-based independent engineering firm in the late 1990s, however due to changes in mine design, commodity prices, and mining laws, our management determined that an updated feasibility study would be required in order to finance the project, as well as to comply with certain regulatory requirements.

We were incorporated under the laws of the Province of British Columbia in November 1985. Our principal executive offices are located at 6411 Imperial Avenue, West Vancouver, British Columbia, Canada, and our telephone number is (604) 921-7570. We maintain a website at www.goldenqueen.com, however the information on that website does not form part of this prospectus.

We have a wholly owned subsidiary, Golden Queen Mining Company, Inc., a California corporation. The subsidiary holds our interests in the Soledad Mountain project.

We are required to file continuous reports on our financial and business affairs with the U.S. Securities and Exchange Commission. These reports may be viewed at www.sec.gov or on our website at www.goldenqueenmining.com . In addition to our obligations to file reports with the Securities and Exchange Commission, we are also a reporting company under the laws of the Canadian provinces of British Columbia, Ontario and Quebec. Our filings with the Canadian provincial securities commissions can be viewed at www.sedar.com. Our common shares are listed for trading on the Toronto Stock Exchange under the symbol “GQM”.

The registered office of the Company is located at 1200 - 750 West Pender Street, Vancouver, BC, Canada, V6C 2T8 and its executive offices are located at 6411 Imperial Avenue, West Vancouver, BC, Canada, V7W 2J5. Our telephone number is (604) 921-7570.

The Offering

The selling shareholders may offer and sell all or any portion of 2,500,000 common shares that were acquired by selling shareholders upon exercise of warrants on November 30, 2011.  A total of 1,250,000 warrants were exercised at a price of C$1.75 per share, and 1,250,000 warrants were exercised at a price of C$2.00 per share for total proceeds to the Company of C$4,687,500.

The shares may be offered and sold in one or more transactions through a variety of methods, including in ordinary market transactions at prevailing market prices or in privately negotiated transactions.

As at December 7, 2011, we had 97,978,380 common shares issued and outstanding on our record books as maintained by our transfer agent. An aggregate of 1,800,000 common shares are reserved for issuance upon the exercise of outstanding stock options.

Use of Proceeds

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders, however, we received C$4,687,500 upon exercise of the 2,500,000 warrants.  The proceeds from the exercise of the warrants will be applied towards ongoing operations and general working capital.

Permitting Update

A detailed review of approvals and permits required for the Project is provided in the Company’s latest Form 10-K filing with the SEC, dated March 31, 2011. The following is therefore only a brief update.

Land Use - Conditional Use Permits

The Kern County Planning Commission unanimously approved the Project at its regularly scheduled meeting in Bakersfield on April 8, 2010. All appeals that were subsequently filed against the Commission’s decision have been withdrawn and the decision made by the Planning Commission is now final. The Planning Commission approved minor wording changes to the Conditions of Approval on October 28, 2010.

The Bureau of Land Management confirmed that its Record of Decision approving the Plan of Operations under NEPA in November 1997 remains valid.

There are 114 conditions of approval and mitigation measures in the Conditional Use Permits that were approved for the Project. We are currently incorporating the conditions of approval and mitigation measures in its development plan and plan of operations.

Water Quality – Waste Discharge Requirements

The Lahontan Regional Water Quality Control Board (the “Board”) unanimously approved Waste Discharge Requirements and a Monitoring and Reporting Program for the Project at a public hearing held in South Lake Tahoe on July 14, 2010. The board order was subsequently signed by the Executive Officer of the Board and is now in effect.

Air Quality – Authority to Construct and Permit to Operate

Ten applications for Authority to Construct permits were submitted to Eastern Kern Air Pollution Control District (“EKAPCD”) in February 2011. The EKAPCD has confirmed that the information required to support the applications is complete. Draft Authority to Construct permits were received in October and are being reviewed by our consulting engineers. It is expected that the Authority to Construct permits will be converted to a Permit to Operate after construction has been completed and subject to inspection by EKAPCD.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information provided in this prospectus and attached hereto before purchasing our common shares. The risks described below are those we currently believe may materially affect us. Our future development is and will continue to be dependent upon a number of factors. You should carefully consider the following information as well as the more detailed information concerning our Company contained elsewhere in this prospectus before making any investment. An investment in our common shares involves a high degree of risk, and should be considered only by persons who can afford to lose the entire amount of their investment.

The Likelihood of Continued Losses from Operations

The Company has had no revenue from operations and has incurred cumulative losses from inception through September 30, 2011 of $66,912,919 . Losses are expected to continue until such time as the Company can economically produce and sell gold and silver, aggregate and construction materials from the Project. Continued losses will require that the Company raise additional funds by equity or debt financing, failing which the Company will not be able to continue operations.

Ability to Continue As a Going Concern

The Company has had no revenues from operations since inception and has a deficit of $66,912,919 accumulated during the exploration stage. In addition we have significant costs associated with ongoing operations and advancing the Project that we are presently funding primarily through the sale of our common shares.

The continuation of the Company as a going concern is dependent upon the continued financial support from our shareholders, the ability of the Company to obtain the necessary financing to achieve its operating objectives, and the attainment of profitable operations. Management cannot provide assurances that such plans will occur. These factors raise doubts about the Company’s ability to continue as a going concern.

The Need for Significant Additional Financing

If a production decision is made, the Company’s internal estimates show that this could range as high as $85 million plus working capital. The Company expects to finance the construction and to secure the necessary working capital from either additional sales of common shares, from bank or other borrowings or, alternatively, through a joint venture. However, the Company has no commitment for the underwriting of additional shares or for bank financing and it is not a party to any agreement or arrangement providing for a joint venture. Whether or not and to what extent project financing can be secured will depend on a number of factors, including gold and silver prices. Gold and silver prices fluctuate widely and are affected by numerous factors beyond the Company's control, such as the strength of the US dollar and foreign currencies, global and regional demand, and global or regional political or economic events. If financing is not obtained, the Company will not be able to develop the Project and would be forced to seek alternatives to its current business plan, including disposing of its interests in the Property.

Passive Foreign Investment Company

The Company may be classified as a passive foreign investment company. U.S. investors should seek independent advice from tax advisors to discuss any tax consequences.

We must secure approvals and permits.

The Company must secure all approvals and permits as set out above. The Company has been persistent in its efforts to secure approvals and permits, however, there is no assurance that these can ultimately be secured and this remains a significant risk.

Our ability to obtain mine financing is likely dependant on the price of gold and silver remaining at current levels, which, given historical fluctuations, can vary significantly.

Financing to develop the Project will depend upon current price levels for gold and silver being sustained for the foreseeable future. The current price levels of gold and silver have not been attained since the early 1980s and there is no guarantee that prices will remain at the current high levels. Gold and silver prices historically have fluctuated widely and are affected by numerous factors outside of our control including industrial and retail demand, central bank lending, forward sales of gold by producers and speculators, levels of gold production, short-term changes in supply and demand because of speculative hedging activities, confidence in the global monetary system, expectations of the future rate of inflation, the strength of the US dollar (the currency in which the price of gold is generally quoted), interest rates and global or regional political or economic events.

Historical U.S. dollar prices for gold and silver based on the London pm fix as at the closing dates noted, are set out in the table below.

Date	Gold	Silver
November 30, 2011	$1,746.00	$31.35
January 2, 2011	$1388.50	$30.67
January 2, 2010	$1121.50	$17.17
January 2, 2009	$874.50	$11.08
January 2, 2008	$840.75	$14.93
January 2, 2007	$640.75	$13.01
January 3, 2006	$530.00	$9.04
January 4, 2005	$427.75	$6.39
January 2, 2004	$415.25	$5.98
January 2, 2003	$343.80	$4.66

The agreements with landholders need ongoing monitoring.

The Company monitors the status of agreements with landholders on a regular basis in order to protect the Company’s interests in the Property that it does not own. There can be no assurance that the Company will continue to be able to retain all of its interests in the Property through negotiations with landowners, or that the cost of retaining its interests will not increase significantly as a result of future negotiations. The value of the Project may be significantly reduced if the Company cannot access or mine areas of the Property that are material to the Project, due to its inability to retain its interests in the Property. While each and every property has its own value and unique purpose in the overall mine plan, the feasibility of the Project will depend on the Company’s ability to maintain control of the portions of the Property that are material to the Project. Failure to keep property agreements in good standing may result in a loss of control of the corresponding interest in the Property, which, if material to the Project, would prevent the Company from developing the Project.

We rely extensively on the services of our President, Mr. H. Lutz Klingmann, P.Eng., who has considerable current knowledge of our operations, including the Soledad Mountain Project, and the loss of his services would likely result in delay and cost associated with acquiring and training additional management.

Since 2002, Mr. Lutz Klingmann has been largely responsible for most of the operations of the Company, including work on the Project. The successful development of the Project as currently envisioned by management is dependent to a significant extent on the efforts and abilities of Mr. Klingmann. Investors must be willing to rely to a significant extent on management’s discretion and judgment. We do not maintain key employee insurance on Mr. Klingmann and the loss of his services would likely have an adverse affect on Company operations and plans, until such time as a replacement can be located and brought current on Company plans and operations.

Risks and Contingencies Associated with the Mining Industry Generally

In addition to the risks noted above, the Company is subject to all of the risks inherent in the mining industry, including environmental risks, fluctuating metals prices, industrial accidents, labor disputes, unusual or unexpected geologic formations, cave-ins, flooding, earth quakes and periodic interruptions due to inclement weather. These risks could result in damage to, or destruction of, production facilities, personal injury, environmental damage, delays, monetary losses and legal liability. Although the Company maintains or can be expected to maintain insurance within ranges of coverage consistent with industry practice, no assurance can be given that such insurance will be available at economically feasible premiums. Insurance against environmental risks (including pollution or other hazards resulting from the disposal of waste products generated from production activities) is not generally available to the Company or other companies in the mining industry. If subjected to environmental liabilities, the costs incurred would reduce funds available for other purposes.

Most of our directors are ordinarily resident outside of the United States and accordingly it may be difficult to effect service of process on them, or to enforce any legal judgment against them.

With the exception of Thomas Clay, our directors namely Edward G. Thompson, Chester Shynkaryk, Gordon C. Gutrath, and H. Lutz Klingmann are residents of Canada. Consequently, it may be difficult for U.S. investors to effect service of process within the U.S. upon these directors, or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under the U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such directors predicated solely upon such civil liabilities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements all of which apply only as of the date of this prospectus. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Forward looking statements include expectations as to the price of gold and silver, the ability to develop the project into a mining operation, and the ability to obtain ongoing financing, among a number of other forward looking statements contained herein. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders, however, we received C$4,687,500 upon exercise of their common share purchase warrants to acquire 2,500,000 shares of common shares on November 30, 2011.  The proceeds from the exercise of the warrants will be applied towards ongoing operations and general working capital.

DETERMINATION OF OFFERING PRICE

The selling shareholders may offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include privately negotiated transactions or transaction at the market. Such transactions may or may not involve brokers or dealers. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay certain transfer agent expenses, our legal and audit expenses, SEC filing fees and other minor incidental expenses in connection with offers and sales by the selling shareholders. We will not pay for other expenses of the selling shareholders such as broker dealer or underwriter commissions.

Any commissions or profits that broker-dealers or agents receive from the resale of the shares they purchase may be deemed to be underwriting commissions and discounts under the federal securities rules and regulations. Any selling shareholder, broker-dealer or agent that is involved in this offering may be deemed to be an underwriter. None of the selling security holders are broker-dealers nor are any affiliates of broker-dealers.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 2,500,000 common shares underlying warrants. The warrants were acquired by the selling shareholders in an offering completed by us in June of 2010. The offering resulted in the issuance of 5,000,000 units at a price of C$1.60 per unit, with each unit consisting of one common share, one quarter of one Class A Warrant, and one quarter of one Class B Warrant. Each Class A Warrant entitles the subscriber to purchase a common share of Golden Queen at a price of C$1.75 for a period of 18 months from the closing date. Each Class B Warrant entitles the subscriber to purchase one common share of Golden Queen at a price of C$2.00 for a period of 18 months from the closing date. The units were offered and sold to the selling shareholders in a private transaction pursuant to the exemption from registration provided by Regulation S of the Securities Act.

The following table provides as of the date of this prospectus certain information regarding the beneficial ownership of our common shares held by each of the selling shareholders, as currently known by us based on an examination of our records including the shareholder ledger maintained by our transfer agent.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Percent of Total Issued and Outstanding Owned Prior to this Offering	Number of Shares to be Offered	Number of Shares Owned by Selling Shareholders After Offering
AuRico Gold Inc.	2,500,000(1)	2.6%	2,500,000	Nil

(1) Represents 2,500,000 shares of common shares that were acquired by the Selling Shareholder upon exercise of warrants on November 30, 2011.

Each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling shareholders obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given by us as to the number of shares of common shares that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares not being offered in this prospectus or purchases additional shares and have assumed that all shares being offered by the selling shareholders are sold.

Except as indicated above, none of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years, has ever been one of our officers or directors, or is a broker-dealer registered under the United States Securities Exchange Act, or an affiliate of such a broker-dealer.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any material event that requires the changing of statements in this prospectus or related registration statement in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes.

PLAN OF DISTRIBUTION

Offering by the Selling Shareholders

The selling shareholders may sell their shares in privately negotiated transactions. The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. None of the selling security holders are broker-dealers nor are any affiliates of broker-dealers.

Duties of the Selling Shareholders

The sale of the common shares covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time on the Toronto Stock Exchange or through broker dealers posting trade information on the Pink Sheets quotation service, in either event at prevailing market prices. The resale may also be made in a privately negotiated transaction. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the common shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market, including privately negotiated transactions; and (f) pursuant to Rule 144. Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common shares by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our Notice of Articles filed with the British Columbia Registrar of Companies authorizes the issuance of up to 150,000,000 common shares without par value. No other classes of shares are authorized.

Common Shares

Each common share has the same rights, privileges and preferences. Holders of the common shares have no preemptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at November 9, 2011, there were 95,478,380 common shares issued and outstanding.

The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common shares are not entitled to cumulate their votes.

In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding common shares are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Transfer Agent

Our transfer agent is Computershare Investor Services Inc., located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9, Canada.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Golden Queen or any of our parents or subsidiaries. Nor was any such person connected with the registrant or any of our parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Morton & Company will pass on the validity of the Company’s common stock being offered pursuant to this registration statement.

The annual financial statements incorporated by reference into this prospectus have been audited by BDO Canada LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

The following documents or extracts of documents, which previously have been filed by Golden Queen with the Commission, are incorporated herein by reference and made a part of this prospectus:

(a)	Golden Queen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011;

(b)	Golden Queen’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed with the Commission on May 23, 2011;

(c)	Golden Queen’s Quarterly Report on Form 10-Q (Unaudited) for the fiscal quarter ended September 30, 2011, filed with the Commission on November 21, 2011

(d)	Golden Queen’s Quarterly Report on Form 10-Q (Unaudited) for the fiscal quarter ended June 30, 2011, filed with the Commission on August 22, 2011;

(e)	Golden Queen’s Quarterly Report on Form 10-Q (Unaudited) for the fiscal quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

(f)	Golden Queen’s Current Reports on Form 8-K filed with the Commission on July 5, 2011, May 17, 2011, and May 13, 2011; and

(g)

All other reports filed by Golden Queen pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above and up to the date of this prospectus.

The above documents will be provided to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge, by contacting Mr. Lutz Klingmann, President, at the address below.

     Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
Vancouver, British Columbia, V7W 2J5
Telephone: (604) 921-7570
Website: www.goldenqueen.com

The public may read and copy materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Filings with the Commission may also be viewed at www.sec.gov and linking to the EDGAR database.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

The following Consolidated Financial Statements are incorporated by reference to this registration statement:

Description
Consolidated Financial statements for the year ended December 31, 2010 and Report of Independent Registered Public Accounting Firm thereon(1)

Interim Consolidated Financial statements (Unaudited) for the nine month period ended September 30, 2011(2)

(1)	Incorporated by reference to the Form 10-K of the Company, filed with the SEC on March 31, 2011.
(2)	Incorporated by reference to the Form 10-Q of the Company, filed with the SEC on November 21, 2011.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

Item	Amount (USD)
SEC Registration Fee	$814.00
EDGAR Filing Expenses	$900.00
Transfer Agent Fees	$400.00
Legal Fees	$10,000.00
Accounting Fees	$10,000.00
Miscellaneous	$500.00
Total	$22,614

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 160 of the Business Corporations Act (British Columbia), we may indemnify our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party, so long as such persons acted honestly and in good faith and in a manner in which they reasonably believed to be in the best interests of Golden Queen. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under British Columbia law, corporations may also purchase and maintain insurance on behalf of any person who is or was a director or officer (or is serving at the request of Golden Queen as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Our corporate articles provide that subject to the provisions of the Business Corporations Act (British Columbia), we will indemnify our directors and former directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which they are a party by reason of their role as a director of the company. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of Golden Queen and shall enure to the benefit of the indemnitee’s heirs, executors and administrators.

The effect of these provisions is potentially to indemnify Golden Queen’s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Golden Queen.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Golden Queen has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On November 30, 2011, warrants were exercised to acquire 1,250,000 common shares of the Company at an exercise price of C$1.75 and 1,250,000 common shares of the Company at an exercise price of C$2.00 for total proceeds to the Company of C$4,687,500.  The proceeds from the exercise of the warrants will be applied towards ongoing operations and general working capital.  The shares were acquired by AuRico Gold Inc., a company incorporated in Canada and having its head office located in Canada, pursuant to the provisions of Regulation S under the United States Securities Act of 1933, as the purchaser is located outside of the United States.

On June 1, 2010, Golden Queen completed a private placement of 5,000,000 units at a price of C$1.60 per unit for total proceeds of C$8,000,000 ($7,634,316). Each unit consists of one common share, one quarter of one Class A Warrant, and one quarter of one Class B Warrant. Each Class A Warrant entitles the subscriber to purchase a common share of Golden Queen at a price of C$1.75 for a period of 18 months from the closing date. Each Class B Warrant entitles the subscriber to purchase one common share of Golden Queen at a price of C$2.00 for a period of 18 months from the closing date. The units were offered and sold to AuRico Gold Inc., a company incorporated in Canada and having its head office located in Canada, pursuant to the provisions of Regulation S under the United States Securities Act of 1933, as the purchaser is located outside of the United States.

On July 29, 2009, the Registrant completed a non-brokered private placement of 2,337,500 common shares of the Registrant at a price of C$0.65 per share for proceeds of C$1,519,375 ($1,396,646). The shares were offered and sold to accredited investors pursuant to the provisions of Rule 506 of Regulation D under the U.S. Securities Act of 1933 and to non-U.S. investors pursuant to Regulation S under the Securities Act of 1933.

EXHIBITS

Exhibit	Description of Exhibit	Manner of Filing
No.

3.1	Notice of Articles	Incorporated by reference to Exhibit 3.1 to the Form 8-K of the Company, filed with the SEC on September 2, 2010

3.2	Articles	Incorporated by reference to Exhibit 3.2 to the Form 8-K of the Company, filed with the SEC on September 2, 2010

5.1	Opinion of Morton & Company	Filed herewith

10.1	Management Agreement dated March 11, 2004 between the Registrant and H. Lutz Klingmann, and amendment dated May 31, 2010.	Incorporated by reference to Exhibit 10.1 to the Form 10-K/A of the Company, filed with the SEC on January 14, 2011

10.2	Mining Lease dated April 22, 1986 between the Registrant, Southwestern Refining Corporation, and Claude and Mary J.Birtle, and amendment dated March 23, 2007.	Incorporated by reference to Exhibit 10.2 to the Form 10-K/A of the Company, filed with the SEC on January 14, 2011

10.3	Mining Lease dated April 26, 2001 between the Subsidiary and Virginia Knight.	Incorporated by reference to Exhibit 10.3 to the Form 10-K/A of the Company, filed with the SEC on January 14, 2011

10.4	Lease dated October 20, 1994 between the Subsidiary and William J. Warner with respect to certain property within the project area.	Incorporated by reference to Exhibit 10.5 to the Form 10-SB

10.5	Mining Lease dated September 19, 1994 between the Subsidiary and Western Centennials, Inc., with respect to certain property within the project area.	Incorporated by reference to Exhibit 10.6 to the Form 10-SB

10.6	1996 Stock option plan of the registrant, as amended.	Incorporated by reference to Exhibit 10.13 to the Form 10-SB

10.7	2008 Stock option plan of the registrant.	Incorporated by reference to Exhibit 10.1 to the Form S-8 of the Company filed with the SEC on February 17, 2010

21.1	Subsidiaries of the Registrant.	Incorporated by reference to Exhibit 24.0 to the Form 10-SB

23.1	Consent of BDO Canada LLP	Filed herewith

23.2	Consent of SRK Consulting (U.S.) Inc.	Filed herewith

23.3	Consent of Norwest Corporation	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

7.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, on the 7th day of December, 2011.

GOLDEN QUEEN MINING CO. LTD.
(Registrant)

By:	/s/ H. Lutz Klingmann	By:	/s/ G. Ross McDonald
	H. Lutz Klingmann		G. Ross McDonald
	Principle Executive Officer		Principle Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Golden Queen Mining Co. Ltd. hereby constitutes and appoints Lutz Klingmann and G. Ross McDonald, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-1 of Golden Queen Mining Co. Ltd. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ H. Lutz Klingmann	December 7, 2011
H. Lutz Klingmann
Director, President and Principal Executive Officer

/s/ G. Ross McDonald	December 7, 2011
G. Ross McDonald
Principle Financial Officer

*	December 7, 2011
Chester Shynkaryk
Director

*	December 7, 2011
Gordon Gutrath
Director

*	December 7, 2011
Thomas Clay
Director

*By: /s/ H. Lutz Klingmann
H. Lutz Klingmann Attorney-in-fact